Exhibit 3.2(mm)

AMENDED AND RESTATED
BYLAWS
OF
NEW EDGE HOLDING COMPANY

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ARTICLE I

OFFICES

Section 1.               Registered Office. New Edge Holding Company (the “Corporation”) shall at all times maintain a registered office in the State of Delaware. The registered office of the Corporation and the registered agent of the Corporation at such office may be changed from time to time by the Corporation in the manner specified by law.

Section 2.               Other Offices. The Corporation may have its principal office and other offices at such place or places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               Place and Time of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.               Annual Meetings. Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.               Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 4.               Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 5.               Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by, or at the direction of, the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 6.               Business Transacted. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 7.               Written Consent of Stockholders. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law of the State of Delaware.

ARTICLE III

DIRECTORS

Section 1.               Number and Term. The number of directors which shall constitute the whole Board of Directors shall be no less than one nor more than thirteen, as determined initially by the incorporator and, after the issuance of stock, by resolution of the Board of Directors or by the stockholders at the annual or any special meeting. Except as provided in Section 2 of this Article III, each director elected shall hold office until his successor is elected and qualified. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor stockholders of the Corporation. The directors, other than the first Board of Directors, shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting, except as hereinafter provided. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation or removal.

Section 2.               Vacancies. Newly created directorships resulting from an increase in the Board of Directors and all vacancies occurring in the Board of Directors, including vacancies caused by removal without cause, may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.               Functions of the Board. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 4.               Performance by Directors. Each member of the Board of Directors and each member of any committee designated by the Board of Directors, shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters such member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.               Meetings of the Board of Directors.

(a)           The Board of Directors of the Corporation may hold both regular and special meetings either within or without the State of Delaware.

(b)           Except as provided in Section 5 of this Article III, the first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors, or as shall be fixed by the consent in writing of all the directors.

(c)           Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

(d)           Special meetings of the Board of Directors may be called by the President on one day’s notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors or, if the Board of Directors shall consist of one director, on the written request of the sole director.

(e)           Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6.               Quorum. At all meetings of the Board of Directors, one-third of the directors in office shall constitute a quorum for the transaction of business unless a greater or lesser number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.               Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

Section 8.               Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 9.               Committees of Directors.

(a)           The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such committee or committees shall have such powers as may be determined from time to time by resolution adopted by the Board of Directors, subject to any statutory limitations.

(b)           Meetings of each committee may be called by any member of the committee upon notice given to each member of the committee not later than the day before the day on which the meeting is to be held. Notice of any meeting may be waived by all members of the committee.

(c)           A majority of each committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee.

(d)           Any member of any committee may be removed, with or without cause, at any time, by the Board of Directors. Any vacancy on any committee shall be filled by the Board of Directors.

(e)           Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 10.             Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Members of special or standing committees may be allowed like compensation for attending committee meetings or such compensation as the Board of Directors may fix.

Section 11.             Removal of Directors. Any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.

Section 12.             Corporate Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside the State of Delaware, at such place or places as they may from time to time determine.

ARTICLE IV

NOTICES

Section 1.               Form and Time of Notice. Whenever, under the provisions of the laws of the State of Delaware or of the certificate of incorporation of the Corporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice shall be given in writing, and shall be delivered in person or sent by mail, telefax, telegram, telex or cable addressed to such director or stockholder at his address as it appears on the records of the Corporation.

Section 2.               Waiver of Notice. Whenever any notice is required to be given under the provisions of the laws of Delaware or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1.               Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman or Vice Chairman of the Board of Directors, one or more Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President), one or more Assistant Secretaries and Assistant Treasurers, as well as other officers and agents, with such titles, duties and powers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, unless the certificate of incorporation provides otherwise.

Section 2.               Appointment of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3.               Salaries of Officers. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4.               Term, Removal and Vacancies. Each officer of the Corporation shall hold office until his successor has been chosen and qualified or until he shall have resigned or shall have been removed. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.               President. The President shall be the Chief Executive Officer of the Corporation. It shall be his duty to supervise generally the management of the business of the Corporation. Without limiting the generality of the foregoing, the President shall preside at all meetings of the stockholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have power to sign contracts, powers of attorney and other instruments on behalf of the Corporation and shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 6.               Vice President. In the absence of the President, or in the event of his inability or refusal to act, the Vice President, if any, (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, or if there be not such determination, then in the order of their election) shall perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In addition, the Vice Presidents shall have the power to sign contracts, powers of attorney and other instruments on behalf of the Corporation, except where the execution thereof shall be otherwise delegated by the Board of Directors.

Section 7.               Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an _ Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 8.               Assistant Secretary. The Assistant Secretary (or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his disability, inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.               Treasurer.

(a)           The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b)           He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

(c)           If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 10.             Assistant Treasurer. The Assistant Treasurer (or, if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or, if there shall be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his disability, inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

INDEMNIFICATION

Section 1.               Indemnification. The Corporation, to the fullest extent permitted or required by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) or other applicable law, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, - or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (including, without limitation, any employee benefit plan) (a

“Covered Entity”) against all liability and loss suffered and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply (i) to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after either (x) the Indemnitee has obtained the approval thereof by the Board, or (y) a Change in Control (as hereinafter defined in Section 5(e) of this Article VI has occurred), or (ii) under circumstances in which such indemnification is prohibited by the DGCL or other applicable law. Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an “Indemnitee.” Any right of an Indemnitee to indemnification under this Article VI shall be a contract right.

Section 2.               Prepayment of Expenses. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, shall pay the expenses incurred by an Indemnitee in connection with a Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended, and the other provisions of this Article VI, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 3.               Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1 of this Article VI or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in such Section, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity providing indemnification and advancement of expenses and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI, by statute, by agreement or otherwise.

Section 4.               Indemnification Not Exclusive Right; Beneficiaries of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled or provided under any statute, provision of the certificate of incorporation or these bylaws, agreement, vote of stockholders or Disinterested Directors (as hereinafter defined in Section 5(e) of this Article VI) or otherwise, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

Section 5.               Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of this Article VI, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:

(a)           Advancement of Expenses. All reasonable expenses (including attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI. Notwithstanding the foregoing, unless a Change in Control has occurred, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before the making of the determination described in subparagraph (b)(ii) of this Section 5, the Board or Independent Counsel (as hereinafter defined in Section 5(e) of this Article VI), find by a preponderance of the evidence then available that the Indemnitee has not met the required standards of conduct as specified in the DGCL.

(b)           Procedure for Determination of Entitlement to Indemnification.

(i)            To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee describing such indemnification claim or loss as resulted from final disposition of the Proceeding and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii)           The Indemnitee’s entitlement to indemnification under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 5(e) of this Article VI), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 5(e) of this Article VI) if (x) a Change in Control shall have occurred and the Indemnitee so requests, or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; or (C) as provided in Section 5(c) of this Article VI.

(iii)          In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b)(ii) of this Article VI, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Board does not reasonably object.

(c)           Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VI, the Indemnitee shall be presumed to be entitled to indemnification under this Article VI upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 5(b)(i) of this Article VI, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary_ determination. In any event, if the person or persons empowered under Section 5(b) of this Article VI to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 45 days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless such indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article VI, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the required standards of conduct as specified in the DGCL.

(d)           Remedies of Indemnitee.

(i)            In the event that a determination is made pursuant to Section 5(b) of this Article VI that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) the Chancery Court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving by a preponderance of evidence that the Indemnitee is not entitled to indemnification under this Article VI.

(ii)           If a determination shall have been made or deemed to have been made, pursuant to Section 5(b) or (c) of this Article VI, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five business days after such determination has been made or deemed to have been made. The Corporation shall be conclusively bound by such determination or deemed determination unless (A) the Indemnitee misrepresented or failed to disclose in the request for indemnification or in the Supporting Documentation a material fact that if not misrepresented or failed to be disclosed would have established that the Indemnitee has not met the required standards of conduct as specified by the DGCL or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 5(a) of this Article VI or (Y) payment of indemnification is not made within five business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 5(b) or (c) of this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification.

(iii)          The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VI.

(iv)          In the event that the Indemnitee, pursuant to this Section 5(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to - recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e)           Definitions. For purposes of this Article VI:

(i)            “Authorized Officer” means any one of the Chief Executive Officer, the President, or any Executive Vice President.

(ii)           “Change in Control” means the occurrence of any of the following: (i)(a) the Corporation consolidates with, or merges with or into, another Person, (b) there is a merger, reorganization, consolidation, share exchange or other transaction involving the Voting Stock of the Corporation, (c) the Corporation sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Corporation to any Person, (d) any Person consolidates with, or merges with or into, the Corporation, or (e) any similar event where with respect to each of the events described in (a) through (e) the outstanding Voting Stock of the Corporation is converted into or exchanged for cash, securities or other property, except that none of the foregoing events will constitute a Change in Control where the outstanding Voting Stock of the Corporation is converted into or exchanged for Voting Stock of the surviving or transferee Person and the beneficial owners of the Voting Stock of the Corporation immediately before such event own, directly or indirectly, Voting Stock representing more than 50 percent of the aggregate voting power of the Voting Stock of the surviving or transferee Person immediately after such event; (ii) any transaction that results in any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, beneficially owning Voting Stock of the Corporation representing, directly or indirectly, more than 50 percent of the aggregate voting power of the Voting Stock of the Corporation; (iii) the approval by the holders of the Voting Stock of the Corporation of any plan or proposal for liquidation or dissolution of the Corporation; (iv) a majority of the Directors on the Board are not Incumbent Directors; or (v) the consummation of any other transaction that a majority of the

Board, in its sole and absolute discretion, determines constitutes a Change in Control.

(iii)          “Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iv)          “Incumbent Directors” means the individuals who, as of                             , 2005, are directors of the Corporation and any individual becoming a Director subsequent to such date whose election, nomination for election by the Corporation’s stockholders or appointment was approved by a majority of the Incumbent Directors.

(v)           “Independent Counsel,” with respect to a claim for indemnification as to any particular Proceeding, means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation (other than in a similar role with respect to others determinations of eligibility for indemnification) or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

(vi)          “Person” means any individual, Corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint- stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

(vii)         “Voting Stock” means with respect to any specified Person any class or classes of stock of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of the specified Person.

Section 6.               Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 7.               Indemnification of Employees Serving as Directors. The Corporation, to the fullest extent provided in this Article VI with respect to the indemnification of directors and officers of the Corporation, shall indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a Corporation in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a “Subsidiary Director”) or (b) at the written request of an Authorized Officer, as a director of another Corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50% equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a “Requested Employee”), against all liability and loss suffered and expenses (including attorneys’ fees), actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

Section 8.               Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of a Covered Entity against all liability and loss suffered and expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1.               Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate of the shares of the Corporation signed by the Chairman or Vice Chairman of the Board of Directors, the President or a Vice President and either the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

Section 2.               Signatures. Any or all of the signatures of the officers of the Corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 3.               Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4.               Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.               Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.               Dividends.

(a)           Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the Corporation’s bonds or its property, including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

(b)           Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.               Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.               Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 4.               Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.               Seal. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 6.               Use of Pronouns. Whenever used in these bylaws, the pronouns “he,” “him” or “his” shall be deemed also to mean or include “she,” “her” or “hers,” as the case may be.

ARTICLE IX

AMENDMENTS

Section 1.               Amendments. These bylaws may be amended or repealed or new bylaws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting. These bylaws may also be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. If any bylaw regulating an impending election of directors is adopted, amended or repealed- by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with precise statement of the changes made. Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders.